Exhibit 10.12

ENERGY XXI ACQUISITION CORPORATION (BERMUDA) LIMITED

c/o Mr. John Schiller

1021 Main Street – Suite 2626

Houston, TX 77002

September, 2005

The Exploitation Company, L.L.P.

1021 Main Street – Suite 2626

Houston, TX 77002

Gentlemen:

This letter will confirm our agreement that, commencing on the date of the offering circular (“Effective Date”) for the offering of the securities of Energy XXI Acquisition Corporation (Bermuda) Limited (“Company”) and continuing until the earlier of the consummation by the Company of a “Qualified Business Combination” or the Company’s liquidation (as described in the Company’s offering circular) ( the “Termination Date”), The Exploitation Company, L.L.P. shall make available to the Company certain office space and office and secretarial services as may be required by the Company from time to time, situated at 1021 Main Street, Suite 2626, Houston, TX 77002. In exchange therefore, the Company shall pay The Exploitation Company, L.L.P. the sum of $7,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Very truly yours,

ENERGY XXI ACQUISTION CORPORATION
(BERMUDA) LIMITED

By:	/s/ STEVEN ALBERT WEYEL
Name:	STEVEN ALBERT WEYEL
Title:	CHIEF OPERATING OFFICER

AGREED TO AND ACCEPTED BY:

The Exploitation Company, L.L.P.

By:	/s/ JOHN D. SCHILLER, JR
Name:	JOHN D. SCHILLER, JR
Title:	MANAGING PARTNER